EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Avon Products, Inc.	New York
Natura Cosméticos S.A.	Brazil
Natura &Co International S.à r.l.	Luxembourg
Indústria e Comércio de Cosméticos Natura Ltda.	Brazil
Natura Comercial Ltda.	Brazil
Natura Biosphera Franqueadora Ltda.	Brazil
Natura Logística e Serviços Ltda.	Brazil
Natura Cosméticos S.A. – Chile	Chile
Natura Cosméticos S.A. – Peru	Peru
Natura Cosméticos S.A. – Argentina	Argentina
Natura Cosméticos de México	Mexico
Natura Cosméticos Ltda. – Colombia	Colombia
Natura Cosméticos España S.L.—Spain	Spain
Natura (Brasil) International B.V.—Netherlands	Netherlands
Natura Brazil Pty Ltd.—Australia	Australia
Emeis Holdings Pty Ltd—Australia	Australia
Emeis Trading Pty Ltd—Australia	Australia
Emeis Cosmetics Pty Ltd—Australia	Australia
Aesop Retail Pty Ltd—Australia	Australia
Aesop Japan Kabushiki Kaisha—Japan	Japan
Aesop Singapore Pte. Ltd.—Singapore	Singapore
Aesop Hong Kong Limited—Hong Kong	Hong Kong
Aesop Malaysia Sdn. Bhd.—Malaysia	Malaysia
Aesop Korea Yuhan Hoesa—Korea	Korea
Emeis Cosmetics Pty Ltd (Korea Branch)	Korea
Aesop Taiwan Cosmetics Company Limited—Taiwan	Taiwan
Aesop Macau Sociedade Unipessoal Limitada (Macau)	Macau
Aesop USA, Inc.—USA	United States of America
Aesop Canada, Inc.—Canada	Canada
Aesop Brasil Comercio de Cosmeticos Ltda.—Brazil	Brazil
Aesop UK Limited—United Kingdom	England and Wales

1

Name	Jurisdiction of Incorporation
Aesop Italy SARL—Italy	Italy
Aesop Switzerland AG—Switzerland	Switzerland
Aesop Germany GmbH—Germany	Germany
Aesop Netherlands B.V. (Netherlands)	Netherlands
Aesop Belgium—Belgium	Belgium
Aesop Sweden AB—Sweden	Sweden
Aesop Norway AS—Norway	Norway
Aesop France SARL—France	France
Aesop Denmark ApS—Denmark	Denmark
Aesop Austria GmbH—Austria	Austria
Aesop New Zeland Limited—New Zeland	New Zealand
Aesop Cosmetics Spain SL	Spain
The Body Shop (France) S.à r.l.	France
B.S. Danmark A/S—Dinamarca	Denmark
The Body Shop Germany GmbH	Germany
The Body Shop Gmbh—Austria	Austria
The Body Shop—Netherlands	Netherlands
The Body Shop Belgium B.V.	Belgium
The Body Shop Luxembourg S.à r.l.—Luxembourg	Luxembourg
The Body Shop S.A.U— Spain	Spain
The Body Shop Portugal, S.A.	Portugal
The Body Shop Australia Limited—Australia	Australia
The Body Shop Hong Kong Limited—Hong Kong	Hong Kong
Hsb Hair, Skin And Bath Products Company Limited—Macau	Macau
The Body Shop (Malaysia) Sdn.Bhd—Malaysia	Malaysia
The Body Shop (Singapore) Pte Limited—Singapore	Singapore
The Body Shop Canada Limited—Canada	Canada
The Body Shop Brasil Franquias Ltda.—Brasil	Brazil
The Body Shop Brasil Indústria e Comércio de Cosméticos	Brazil
The Body Shop Chile—Chile	Chile
AIH Holdings Company	Cayman Islands
Avon Cosmetics DE, Inc.	Delaware
Avon Cosmetics International Holdings B.V.	Netherlands

2

Name	Jurisdiction of Incorporation
Avon Beauty & Cosmetics Research and Development (Shanghai) Ltd.	China
Avon Pacific, Inc.	Delaware
Manila Manufacturing Company	Delaware
Surrey Leasing, Ltd	Delaware
Surrey Products, Inc.	New York
California Perfume Company, Inc.	New York
MI Holdings, Inc.	Missouri
Avon Overseas Capital Corporation	New York
Silpada Designs LLC	Delaware
Avon (Windsor) Limited	Delaware
Avon Cosmetics, S de R. L de C.V.	Mexico
Avon-Lomalinda, Inc.	Delaware
Retirement Inns of America, Inc.	Delaware
Avon Component Manufacturing, Inc.	Delaware
Avon Cosmetics S.A.U (Spain)	Spain
Avon Americas, Ltd.	New York
Productos Avon S.A. (Dominican Republic)	Dominican Republic
Productos Avon SA El Salvador	El Salvador
Productos Avon de Guatemala	Guatemala
Avon Justine (PTY) Ltd	South Africa
AVON COSMETICS, INC.	Philippines
Mirabella Realty Corporation	Philippines
Avon International Operations, Inc.	Delaware
COSMETICOS AVON S.A. (Chile)	Chile
Avon Justine Lesotho (Pty) Ltd	Lesotho
Avon Justine Swaziland (Pty) Ltd	South Africa
Avon Cosmetics Limited (New Zealand)	New Zealand
Avon Beauty Products India Pvt Ltd	India
Arlington Limited	Bermuda
Beautifont Products, Inc	Philippines
Avon Cosmetics Limited	England and Wales
Avon Cosmetics BIH DOO (Sarajevo)	Bosnia & Herzegovina

3

Name	Jurisdiction of Incorporation
Productos para la mujer AP. Ltda	Bolivia
Productos Avon SA (Peru)	Peru
Productos Avon de Nicaragua SA	Nicaragua
Stratford Insurance Company, Ltd.	Bermuda
Productos Avon, SA (Honduras)	Honduras
Avon Cosmetics (Taiwan) LTD.	Taiwan
Avon Cosmetics (FEBO) Ltd.	Hong Kong
AIO Asia Holdings, Inc.	Delaware
Avon AIO Sdn Bhd	Brunei Darussalam
Avon AIO Pte. Ltd	Singapore
Avon Holdings Ltd.	Bermuda
Avon International (Bermuda) Ltd	Bermuda
Avon Cosmetics (Malaysia) Sdn Bhd	Malaysia
Avon Cosmetics (Greece) MEPE	Greece
Avon Cosmetics Bulgaria Eood	Bulgaria
LLP Avon Cosmetics	Kazakhstan
Avon Cosmetics Ukraine	Ukraine
Avon Cosmetics (Moldova) S.R.L.	Moldova
Avon Cosmetics Albania Sh.p.k.	Albania
Avon Beauty Products S.A.R.L.	Morocco
Avon Export Limitada (Guatemala)	Guatemala
Productos Avon S.A. (Panama)	Panama
Viva Panama Holdings LLC	Delaware
Viva Panama S. de R. L.	Panama
Avon Cosmetics Netherlands Holdings B.V.	Netherlands
Avon Cosmeticos Ltda.—Brazil	Brazil
Avon Industrial Ltda (Brazil)	Brazil
Avon Holdings LLC	Delaware
AI Netherlands Holdings Company C.V.	Netherlands
Avon C.V Holdings Company	Cayman Islands
Avon International (NL) C.V	Netherlands
Avon International Holdings Company	Cayman Islands
Avon Capital Corporation	Delaware
Avon NA IP LLC	Delaware
Avon NA Holdings LLC	Delaware

4

Name	Jurisdiction of Incorporation
Natura &Co Luxembourg Holdings S.à r.l.	Luxembourg
Avon Aliada LLC	Delaware
Avon Products Pty Ltd	Australia
Avon Cosmetics Manufacturing S. De R.L de C.V. (México)	Mexico
Avon Products Mfg. Inc.	Philippines
Avon Egypt Holdings I	Cayman Islands
Avon Egypt Holdings II	Cayman Islands
Avon Egypt Holdings III	Cayman Islands
Avon Cosmetics Egypt, S.A.E.	Egypt
Viva Cosmetics Holding GmbH	Switzerland
Viva Netherlands Holdings B.V.	Netherlands
Beauty Products Holding S.L.	Spain
Beauty Products Latin America Holdings S.L.	Spain
Cosmeticos Avon de Uruguay S.A.	Uruguay
Cosmeticos Avon S.A.C.I. (Argentina)	Argentina
N&CO-ECUADOR S.A.S.	Ecuador
Avon Cosmetics S.A. de R.L de C.V (Mexico)	Mexico
Avonova, S.A. de R.L. de C.V. Mex	Mexico
Avon Asia Holdings Company	Mauritius
Natura (Shanghai) Investment Co.Ltd.	China
Avon Products (China) Co. Ltd.	China
Avon Healthcare Products Manufacturing (Guangzhou) Limited	China
Avon Colombia Holdings I	Cayman Islands
Avon Colombia Holdings II	Cayman Islands
Avon Colombia S.A.S.	Colombia
Avon Cosmetics LLC	Kyrgyzstan
Avon International Capital Company	Cayman Islands
Avon Beauty Limited	England and Wales
Natura &Co UK HoldingsPlc.	England and Wales
Avon Cosmetics SRL a Socio Unico	Italy
Avon Cosmetics SIA	Latvia
Avon Cosmetics UAB	Lithuania
AVON KOZMETIKA D.O.O. Zagreb	Croatia
Avon Cosmetics spol. s r.o.	Slovakia
Avon Cosmetics GmbH	Germany
Avon Eesti OU	Estonia
Avon Global Business Services Sp. z o.o.	Poland
Avon Cosmetics DOOEL – Skopje	Macedonia
Avon Cosmetics Finland OY	Finland
Avon Cosmeticos, LDA (Portugal)	Portugal
Avon Kozmetika podjetje za kozmetiko in trgovino d.o.o., Ljubljana	Slovenia

5

Name	Jurisdiction of Incorporation
Avon Cosmetics, spol. s r.o.	Czech Republic
Avon Netherlands Holdings B.V.	Netherlands
Avon Cosmetics Polska Spolka z.o.o.	Poland
Avon Distribution Polska Sp. Z.o.o (Poland)	Poland
Avon Operations Polska sp. z o.o.	Poland
Avon Netherlands Holdings II BV	Netherlands
Avon Beauty Products Company LLC	Russian Federation
Avon Holdings Vagyonkezelo Kft	Hungary
Avon Cosmetics Hungary Kozmetikai Cikk Kereskedelmi Kft.	Hungary
Avon Kozmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	Turkey
Avon Products Holding Limited	England and Wales
Avon European Holdings Limited	England and Wales
Avon European Financial Services Limited.	England and Wales
Avon UK Holdings Limited	England and Wales
Avon Cosmetics SCG d.o.o. Beograd	Serbia
Avon Cosmetics Montenegro d.o.o Podgorica	Montenegro
Avon Cosmetics (Romania) SRL	Romania
Avon Cosmetics Georgia LLC	Kyrgyzstan
Avon Cosmetics Mfg. S. de R.L.	Mexico
The Body Shop Limited LLC (Russia).	Russia
The Body Shop (Shanghai) Commercial and Trading Co., Ltd.	China
Aesop (Shanghai) Commercial and Trading Co., Ltd.	China
Natura &Co Pay Serviços Financeiros e Tecnologia em Pagamentos Eletrônicos Ltda.	Brazil
Natura &Co Pay Holding Financeira S.A.	Brazil
Ola Beleza Sdn. Bhd.	Malaysia
Natura Retail SAU	Argentina
The Body Shop International (Asia Pacific) Pte Ltd	Singapore
Aramara, S. de R.L. de C.V.	Mexico
Cimarrones S.A. de CV	Mexico
Mighty Ocean Company Limited	Hong Kong
The Body Shop Japan Co., Ltd	Japan
The Body Shop New Zealand Limited	New Zealand
The Body Shop Beteiligungs GmbH	Germany
The Body Shop Benelux BV	Netherlands
The Body Shop Service BV	Netherlands
The Body Shop at Home U.S. LLC	United States of America
The Body Shop Global Travel Retail Limited	England and Wales

6

Name	Jurisdiction of Incorporation
The Body Shop Cosmetics Ireland Limited	Ireland
The Body Shop Worldwide Limited	England and Wales
The Body Shop International Limited	England and Wales
GA Holdings (1979) Limited	England and Wales
GA Holdings (Guernsey) Limited	England and Wales
TBS Air III, LLC (USA)	United States of America
Buth-Na-Bodhaige, Inc.	United States of America
The Body Shop Svenska AB	Sweden
Avon Industrial Ltda.	Brazil
Avon Beauty (Arabia) LLC	Saudi Arabia
Avon Cosmetics (FEBO) Limited Branch Office	Singapore
Indústria e Comércio de Cosméticos Natura Ltda.	Brazil
Natura (Shanghai) Investment Co., Ltd	Shanghai
Natura International Inc. (NY, USA)	United States of America
Natura Cosmetics Asia Pacific Pte. Ltd.	Singapore
Natura Distribuidora de Mexico S.A de C.V	Mexico
Cimarrones S.A. de CV	Mexico
Natura Cosmeticos Y Servicios de Mexico, S.A de CV	Mexico
Fable Investments S.à r.l.	Luxembourg
Natura Europa SAS	France